                                                                    Exhibit 10.6

        First Amendment to Employment Agreement dated as of March 1, 2001 between Registrant and Norman Lorentz

                     First Amendment to Employment Agreement

This First Amendment to Employment Agreement (the "First Amendment") dated as of March 1, 2001 between EarthWeb Inc. (the "Company") and Norman Lorentz ("Employee");


Whereas, the Company and Employee entered into that certain Employment Agreement and Addendum to Employment Agreement dated as of December 3, 1999 (the "Employment Agreement");


Whereas, the Company and Employee desire to amend the Employment Agreement to provide for certain protections on behalf of the Employee in the event that a Change of Control of the Company (as defined herein) occurs;

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

Amendment. The following provisions apply only (i) in the event of the occurrence of a Change of Control of the Company and (ii) to the extent that the net after-tax amount of severance payable pursuant to this First Amendment exceeds the net after-tax amount of severance payable under the change of control protections, if any, contained in the Employment Agreement.

Section 1

Severance. In lieu of any severance pay or severance benefits otherwise payable to the Employee under any plan, policy, program or arrangement of the Company or its subsidiaries, the following shall apply:

(a) If there is a Termination (as herein defined) of the Employee's employment with the Company at any time within twelve (12) months after the occurrence of a Change of Control (as herein defined), such Employee shall be entitled to receive a lump-sum severance payment equal to (i) one hundred percent (100%) of such employee's then current salary plus (ii) the amount of such employee's most recently paid regular bonus (excluding special bonuses) attributable to a full calendar year's service to the Company (or, if higher, the amount of the bonus attributable to a calendar year's service which was paid to the Employee immediately prior to the Change of Control). All outstanding Stock Options granted to the Employee which are not vested and exercisable as of the date of Termination shall become vested and exercisable as of such date and shall remain exercisable for the periods prescribed in the Stock Option Plan. The Employee, such Employee's spouse and eligible dependents will continue to be provided with medical and dental benefits for the twelve (12)-month period following such Employee's Termination on the same basis as provided to active employees of the Company. Following such twelve (12)-month period, the Employee, such Employee's spouse and eligible dependents will begin eligibility for continuation of medical and dental coverage in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"). The Employee shall have no duty to mitigate damages by seeking other employment. The Company shall have no right to offset hereunder with respect to any compensation or benefits received by the Employee from or in connection with any employment subsequent to such Employee's Termination of employment with the Company.

(b) If the Employee voluntarily terminates employment with the Company for any reason other than "Good Reason" (as herein defined) during the twelve (12)-month period following a Change of Control as described in
         Section 2(a) below, the Employee will not be entitled to any severance payment or acceleration of the vesting of any unvested Stock Options.

Section 2

Definitions.
-----------

(a) For purposes of this First Amendment only, a "Change of Control" of the Company shall be deemed to have occurred if at any time on or after the date of the Employment Agreement one or more of the following events shall have occurred:
              (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities; or
              (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets; or
              (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or
              (iv) the consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (b) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business

                     Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Business Combination; or
              (v) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are continuing directors.

(b) For purposes of this First Amendment only, "Cause" shall mean (i) embezzlement by the Employee, (ii) misappropriation by the Employee of funds of the Company, (iii) conviction of a felony,
              (iv) commission of any other act of dishonesty which causes material economic harm to the Company, (v) acts of fraud or deceit by the Employee which causes material economic harm to the Company, (vi) material breach of any provision of the Employment Agreement by the Employee, (vii) willful failure by the Employee to substantially perform such Employee's duties hereunder, (viii) willful breach of fiduciary duty by the Employee to the Company involving personal profit or (ix) significant violation of Company policy of which the Employee is made aware (or such Employee should reasonably be expected to be aware) or other contractual, statutory or common law duties to the Company. No act, or failure to act on the part of the Employee, shall be deemed willful unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company.

(c) For purposes of this First Amendment only, "Good Reason" shall mean (i) a diminution in the responsibilities, title, duties and reporting lines of the Employee compared to those existing immediately prior to a Change of Control, (ii) a reduction in salary, incentive compensation and other employee benefits of the Employee compared to those existing immediately prior to the Change of Control, (iii) relocation of the Employee to an office more than 40 miles from the principal office at which the Employee is employed immediately prior to the Change of Control, (iv) any breach by the Company of the Employment Agreement or (v) the failure of any successor to assume, in writing, all obligations under the Employment Agreement (including this Amendment thereto).

(d) For purposes of this First Amendment only, "Termination" shall mean termination of the Employee's employment without Cause or by the Employee for Good Reason.

Section 3

Excise Tax. In the event that the Employee becomes entitled to the payments and benefits provided in Section 1 (the "Severance Payments") of this Amendment, if any of the Severance Payments will be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Code, the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Severance Payments and any Federal, state and local income and employment tax and Excise Tax upon the payments and benefits provided for by
Section 3 of this Amendment, shall be equal to the Severance Payments. For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Employee in connection with a change in ownership or control (within the meaning of section 280G of the Code and the regulations promulgated thereunder) of the Company or the Employee's termination of employment by the Company without Cause or by the Employee for Good Reason (whether pursuant to the terms of the Employment Agreement and this Amendment or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payment" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's' independent auditors and reasonably acceptable to the Employee such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the "base amount" allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, (ii) the amount of the Severance Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Severance Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of termination, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state and local taxes.

Section 4

All amounts payable hereunder shall be subject to and paid net of, all required withholding taxes.


Section 5

Except as otherwise expressly amended by this First Amendment, the Employment Agreement remains in full force and effect and the Employment Agreement as amended herein shall comprise the terms of Employee's employment with the Company.

AGREED TO BY:

EARTHWEB INC.                                   NORMAN LORENTZ

Sign:   /s/ Peter A. Derow                      Sign:  /s/ Norman E. Lorentz
      -----------------------                         -----------------------
      President & CEO